AGREEMENT AND PLAN OF SHARE EXCHANGE

     THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (the "Agreement") dated this 26th day of June 1998, by and between SPECIALTY RETAIL SERVICES, INC., a Delaware corporation ("SRSI") and EMISSION CONTROL, SDN, a Malaysian corporation ("EC").

     WHEREAS, SRSI and EC deem it advisable and in the best interests of each that SRSI acquire all of the issued and outstanding common stock of EC (the "Share Exchange") in return for newly issued shares of common stock of SRSI; and

     WHEREAS, SRSI and EC have approved and adopted this Agreement as a "plan of reorganization" within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions, and conditions contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree that SRSI shall acquire all of the issued and outstanding common stock of EC, upon and subject to the following terms and conditions:

                                 ARTICLE I
                                DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a)     "SRSI Common Stock" shall mean the common stock of SRSI.

     (b) "SRSI Preferred Stock" shall mean the Class B Preferred Stock, no par value, of SRSI, as more fully described in the Articles of Incorporation of SRSI.

     (c)     "EC Stock" shall mean the common stock of EC.

     (d) "Effective Date" shall mean the date on which Articles of Share Exchange are filed with the Secretary of State of the State of Delaware, and to the extent applicable, the appropriate governmental agency of Japan, or such other date as is designated therein.

     (e) "Exceptions Schedule" shall mean Exhibit A in the case of SRSI and Exhibit B in the case of EC, both of which are attached hereto as Exhibits.

     (f) "Record Date" shall mean the date(s) fixed by the Boards of Directors of EC for determination of the shares entitled to notice of and to vote at the Shareholder Meetings.

     (g)     "EC Fully-Diluted Equity" shall have the meaning set forth in
Section 3.01.

                                  ARTICLE II
                          GENERAL TERMS AND PROVISIONS

     Section 2.01 Effectiveness. At the Effective Date, SRSI shall issue new SRSI Common Stock in exchange for all, and not less than all, of the outstanding shares of EC Stock on the terms provided herein.

     Section 2.02 Directors and Officers of SRSI. At the Effective Date, the existing members of the Board of Directors of SRSI shall resign, and Hisao Edo, Sumiyoshi Omure and John Lozo shall be appointed as replacement directors to fill the vacant Board seats of SRSI until the next annual meeting of the Board of Directors of SRSI.

     Section 2.03 Indebtedness and SRSI Preferred Stock. As at the date of this Agreement and at the Effective Date, there is and there will not be any existing indebtedness, other related obligations or SRSI Preferred Stock owed by SRSI and its subsidiaries to Bentley J. Blum and the Blum Asset Trust (collectively, the "Blum Group") and to Murray Steinfink.

     Section 2.04 Indemnity. On the Effective Date, SRSI shall enter into an indemnity agreement with Bentley J. Blum, in the form of that agreement which is attached hereto as Exhibit B, under which Mr. Blum (and, to the extent they are signatories thereto, certain other persons) shall indemnify and hold SRSI harmless from and against any and all claims or liabilities arising out of or related to the claims asserted in that product liability lawsuit described in Section C of the Exceptions Schedule.

     Section 2.05 Call Option. As of the Effective Date, Bentley J. Blum, Murray Steinfink and Paul E. Hannesson, the principal stockholders of SRSI, shall grant to EC or its affiliates (the "EC Group") an option in the form of Exhibit D annexed hereto (the "Call Option"). Pursuant to the Call Option, the EC Group shall have the right and option to purchase from Messrs. Blum, Steinfink and Hannesson, exercisable for a period of up to two (2) years following the Effective Date (when such option shall expire), all shares of SRSI Stock currently owned by them. In the event the Call Option shall be timely exercised, the holders thereof shall have the right to purchase all or any part of the stock subject to the Call Option for (a) $2.00 per share, if exercised during the first 180 days following the Effective Date, (b) $3.00 per share, if exercised between 181 and 360 days following the Effective Date, (c) $4.00 per share, if exercised between 361 and 540 days following the Effective Date, and (d) $5.00 per share, if exercised after 540 days following the Effective Date and prior to the expiration of the Call Option.

     Section 2.06 Brokerage Fees. For services rendered in connection with the negotiation and consummation of the transactions contemplated by this Agreement, SRSI shall issue the following persons the following number of shares of Rule 144 restricted stock on the Effective Date: Kimberly Reckles
- 16,667 shares; Tracy Edgar - 33,667 shares; Xebec, Ltd. - 16,666 shares; Steven Trapp - 5,000 shares; Michael D. Dion - 28,000 shares; Can Altikulac
- 400,000 shares.

     Section 2.07 Due Diligence Period. Each party shall promptly provide the other with such books, records, documents and consents that the other may reasonably request to investigate the representations, warranties and financial condition of the party, including all articles of incorporation and amendments, bylaws and amendments, minutes of all incorporators, directors and shareholders meetings or consent minutes with respect to actions taken by incorporators, directors, or shareholders, all financial statements, tax returns, and all material contracts, leases, and agreements to which it is a party or an intended beneficiary within two (2) days of the date of this Agreement.

     Section 2.08 Taking of Necessary Action. SRSI and EC shall take all such actions as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest SRSI with title to any or all of the EC Stock, the officers and directors of SRSI, and its subsidiaries, at the expense of SRSI, shall take such necessary or desirable action.

                                 ARTICLE III
                              EXCHANGE OF SHARES

     Section 3.01 Exchange Ratio. On the Effective Date, SRSI shall issue a total of 10,000,000 shares of its SRSI Common Stock to all of the shareholders of EC in exchange for all of the issued and outstanding EC Stock. Each holder of shares of EC Stock shall be entitled to receive that number of shares of SRSI Common Stock equal to (a) the number of shares of EC Stock held by the holder (b) multiplied by 10,000,000 and (c) divided by the sum of the total number of shares of EC Stock (i) which are outstanding as of the Effective Date, (ii) which are issuable upon the conversion of any other securities of EC which are convertible into shares of EC Stock, or (iii) which are issuable upon the exercise of any other securities of EC which may be exercised or exchanged for shares of EC Stock, assuming all such securities were converted or exercised immediately prior to the Effective Date (the "EC Fully-Diluted Equity").

     There shall be no fractional shares issued, and the actual number of shares to be issued shall be rounded up to the nearest whole number of shares. Any securities of EC which are convertible into or exercisable for shares of EC Stock shall be exchanged for the type and number of shares of SRSI Common Stock equal to the number of shares of SRSI Common Stock which the holder of such securities would receive if it converted or exercised its securities into shares of EC Stock, as applicable, immediately prior to the Effective Date. The shares of EC Common Stock, if any, held in the treasury of EC ("Treasury Shares") shall be cancelled and shall not be exchanged or combined in accordance with the provisions of this Section 3.01.

     Section 3.02 Exchange of Certificates. As soon as practicable after the Effective Date, each holder of a certificate for shares of EC Stock, upon surrender of same to Bank of New York (the "Transfer Agent"), shall be entitled to receive, in exchange therefor, a certificate or certificates representing the number of full shares of SRSI Common Stock for and into which the shares of EC Stock, represented by the certificate or certificates so surrendered, shall have been exchanged, as provided in
Section 3.01 hereinabove. As soon as practicable after the Effective Date, the Transfer Agent shall send a notice and transmittal form to each holder of record of an outstanding certificate which, immediately prior to the Effective Date, evidenced shares of EC Stock, advising such shareholder of the terms of exchange and combination effected by the Share Exchange and the procedure for surrendering to the Transfer Agent such certificate or certificates in exchange for one or more certificates representing the full number of shares of SRSI Common Stock, as determined by Section 3.01 hereinabove.

     Section 3.03 Unexchanged Certificates. Until surrendered in accordance with Section 3.02 hereinabove, each outstanding certificate which, prior to the Effective Date of the Share Exchange, evidenced shares of EC Stock, for all corporate purposes of SRSI shall be deemed to evidence ownership of the number of shares of SRSI Common Stock for and into which shares of EC Stock represented thereby will have been exchanged and combined; provided, however, that until each such outstanding certificate is surrendered and exchanged, no dividend or distribution payable to the holders of record of SRSI Common Stock as of any date subsequent to the Effective Date of the Share Exchange shall be paid to the holder of such outstanding certificate which shall not have been surrendered with respect thereto. After the Effective Date of the Share Exchange, there shall be no further registry of transfers of EC Stock on the books of EC and, if a certificate representing such shares or warrants is presented for transfer to SRSI, it shall be cancelled and exchanged for a certificate representing shares of SRSI Common Stock, as provided for herein.

     Section 3.04 Certificates in Other Names. If any certificate representing shares of SRSI Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition precedent to the issuance thereof that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer, that the person requesting the exchange pay to the Transfer Agent any transfer or other taxes required by reason of such issuance, and that counsel to SRSI approve such transfer.

     Section 3.05 Stock Legends. Certificates representing shares of SRSI Common Stock shall bear a legend restricting transfer of the shares of the SRSI Common Stock represented by such certificate in substantially the form set forth below:

     "The shares evidenced by this certificate have not been registered under the Securities Act of 1933 and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the issuer."

     SRSI shall, from time to time, make stop transfer notations in its records to ensure compliance in connection with any proposed transfer of the shares with the Act, and all applicable state securities laws.

                                ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

     The following representations and warranties are hereby made (i) by SRSI to EC with respect to SRSI and (ii) by EC to SRSI with respect to EC.

     Section 4.01 Organization; Authorization. It is a corporation duly organized, validly existing, and in good standing under the laws of the state or country of its incorporation and has full power and authority to carry on its business as it now is being conducted and to own the properties and assets it now owns. It is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the conduct of its business or ownership of its property requires such qualification; and, subject to the requisite approval of and authorization by the holders of its capital stock, it has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein.

     Section 4.02 No Defaults. It is not a party to or bound by any contract or agreement, or subject to any charter provision or other legal restriction (other than restrictions applicable to corporations or businesses generally), which adversely affects its business, operations, properties, assets, or condition, financial or otherwise. It is not in default under any material contract, lease, agreement, or other undertaking to which it is a party or by which it is bound. Subject to the requisite approval of and authorization by the holders of its capital stock, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms and conditions hereof will conflict with, result in a breach of the unwaived terms and conditions of, or constitute a default under its articles of incorporation or bylaws or any contract, agreement, commitment, or other undertaking to which it is a party or by which it is bound.

     Section 4.03 Governmental Consents. Except for the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws, and the filing and recording of the appropriate documents as required by the laws of the State of Delaware and the country of Malaysia, no consent or approval of, or filing or registration with, any governmental or regulatory authority is required in connection with the performance of the terms of this Agreement.

     Section 4.04 Examination of Documents. All original documents and other information relating to its affairs will be made available, and copies of any such documents will be furnished, upon request to the other party and its counsel. Included among the documents to be made available are all articles of incorporation and amendments, bylaws and amendments, minutes of all incorporators, directors and shareholders meetings or consent minutes with respect to actions taken by incorporators, directors, or shareholders, all financial statements, tax returns, and all material contracts, leases, and agreements to which it is a party or an intended beneficiary.

     Section 4.05 Title to Assets. It has good and marketable title to all of its properties and assets, both real and personal, free and clear of all security interest liens, claims, equities of others, and restrictions on the right to transfer, except as disclosed in the Exceptions Schedule.

     Section 4.06 Tax Returns and Payments. All of its tax returns and reports required by law to be filed have been duly filed, and all taxes, assessments, fees, and other governmental charges (other than those presently payable without interest or penalty or those which are being contested in good faith by appropriate proceedings diligently conducted and which are disclosed in the Exceptions Schedule) upon it or upon any of its properties, assets, interest, or income which are due or are to become due have been paid or adequately reserved against. None of its federal income tax returns is currently under examination by the Internal Revenue Service.

     Section 4.07 No Litigation. Except as disclosed in the Exceptions
Schedule:

     (a) there is no action, proceeding, claim, or investigation pending or threatened against it or to which any of its assets or properties are subject before any court or any governmental department, commission, board, bureau, agency, or instrumentality which involves the possibility of any judgment or liability or which might adversely affect its assets, business, or goodwill and, after investigations it knows of no basis or grounds for any such action, proceeding, claim, or investigation; and

     (b) there is no outstanding order, writ, injunction, or decree of any court, government department, commission, board, bureau, government agency, or instrumentality, or any arbitration award, against it.

     Section 4.08 No Adverse Changes. Between the date of this Agreement and the Effective Date, as a condition precedent to the obligations hereunder, it will not, without the other party's prior written consent, take any of the following actions: it will not engage in any material transaction not in the ordinary course of its business, make or declare any dividends or distributions of its capital, surplus, or profits, or redeem or issue any shares of its common stock or other securities. There will be no changes in its assets, properties, liabilities, or financial condition from those shown in its financial statements or in its condition, other than changes which do not materially affect, singly or in the aggregate, its business, assets, properties, or financial condition. Other than as set forth in the Exceptions Schedule, it will not borrow any amounts or incur any liabilities other than pursuant to contracts entered into in the ordinary course of business; discharge any lien or encumbrance or satisfy any liabilities other than current liabilities incurred in the ordinary course of business; mortgage, pledge, or subject to lien or charge or any other encumbrance any of its assets or properties; sell, assign, or transfer any of its assets except in the ordinary course of business; waive any rights of substantial value; or loan money to any of its directors, officers, or shareholders.

     Section 4.09 No Adverse Claims. Except as set forth in the Exceptions Schedule, none of its officers or employees has any claim against it except for salaries or other ordinary expenses, and it is not obligated to any of such persons in any way or for any amount except for salaries, wages, or ordinary expenses.

     Section 4.10 Books and Records Complete. Its books and records are accurate and complete and there are no matters for which proper entry has not been made in such books and records.

     Section 4.11 Insurance. It is adequately insured with respect to risks usually insured against by companies owning properties and conducting business similar to those owned and conducted by it. All policies are presently in force and paid in full and will continue to be so without interruption until the Effective Date.

     Section 4.12 No Brokerage Fees. No agent, broker, investment banker, person, or firm acting on its behalf, to the best of its knowledge, is or will be entitled to any broker's or finder's fee or any other commission or fee, directly or indirectly, in connection with any of the transactions contemplated hereby, except for the Brokers.

     Section 4.13 Compliance with Certain Laws. It is in full compliance with: (i) all federal, state, and local laws regulating atmospheric, water, and other pollution or damage to the environment, and (ii) all federal, state, and local laws prohibiting discrimination based on race, creed, color, sex, age, disability, or national origin.

     Section 4.14 Authorization of Board of Directors. Its Board of Directors has duly authorized the execution and delivery of this Agreement and all documents and transactions called for hereunder, and, subject to the requisite approval and authorization by the holders of its capital stock, this Agreement constitutes a valid and binding obligation of the corporation in accordance with the Agreement's terms. Each shall deliver to the other a certified copy of resolutions of its Board of Directors pertaining to the foregoing. It has taken or will exert its best efforts to take, prior to the Effective Date, all action required by law, its Articles of Incorporation and Bylaws, and otherwise to authorize the execution, delivery, and performance of this Agreement.

     Section 4.15 Contracts. Other than as set forth in the Exceptions Schedule, it is not a party to any (i) labor agreements, (ii) contracts of employment, (iii) contracts for the purchase, sale, or lease (as lessor or lessee) of real estate or personal property, (iv) contracts for services to be rendered to it, (v) employee insurance, hospital, or medical expense programs, or (vi) pension or profit-sharing plans, retirement plans, bonus or incentive agreements or plans, or stock purchase or stock option plans, formal or informal.

     Section 4.16 Accounts and Notes Receivable. The accounts and notes receivable as shown in its most recent consolidated balance sheet and the accounts and notes receivable acquired by it subsequent to said date have been collected or are believed by it to be collectible at the aggregate recorded amounts thereof, less applicable reserves shown on such balance sheet.

     Section 4.17 Property and Equipment. The property and equipment as shown on its most recent consolidated balance sheet are in good operating condition and in a state of good maintenance and repair. The use of its real property conforms in all material respects with applicable ordinances, regulations, zoning, or building codes, and other applicable laws.

     Section 4.18 Capitalization. Except as set forth in the Exceptions Schedule, it has no obligation under any agreement with any person to register any of its securities under the 1933 Act or any applicable state securities laws and, during the two years preceding the date of this Agreement, it has not sold or issued any of its securities in a transaction which was not registered under the 1933 Act or any applicable state securities law. There are no preemptive rights with respect to any of its securities.

(a) EC. EC represents and warrants that its authorized capital stock consists of 100,000 shares of common stock, of which 3 shares are issued and outstanding. All of the issued and outstanding shares of EC Common Stock are validly issued, fully paid, and nonassessable.

(b) SRSI. SRSI represents and warrants that its authorized capital stock consists of 15,000,000 shares of common stock, no par value per share, of which 3,367,018 shares are issued and outstanding. All of the issued and outstanding shares of SRSI Common Stock are validly issued, fully paid, and nonassessable. There are no outstanding shares of SRSI Preferred Stock.

     Section 4.19 Principal Shareholders. No person owns of record or, to the best of its knowledge, owns beneficially five percent or more of any class of the issued and outstanding shares of its voting securities, except as set forth on the Exceptions Schedule and as follows:

(a)     SRSI:  The following persons own the following percentages of SRSI
Stock: see Item 12 of Form 10-K for year ended December 31, 1997 of SRSI.

(b)     EC: The following persons own the following percentages of EC
Stock:  Sumiyoshi Omure - 67%; Yukio Mizuhashi - 33%.

     Section 4.20 No Subsidiaries. It has no subsidiaries. SRSI specifically represents and warrants that on December 30, 1997 it sold all of the issued and outstanding common stock of all of its former subsidiaries, being Gobi-Primak, Inc., Salon Technologies, Inc., New Jersey Salon Mart, Inc., Special Market Services, Inc., Piscataway Salon Mart, Inc. and East Brunswick Salon Mart, Inc.

     Section 4.21 Information Furnished. It has furnished to the other party copies of all reports filed with the Securities and Exchange Commission pursuant to Sections13(a) and 15(d) of the Securities Exchange act of 1934 and, to the best of its knowledge, such reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. Such reports contain all of the material and relevant information concerning its business and financial condition as of their respective dates.

     Section 4.22 Fully Reporting Issuer. With respect to SRSI, it is subject to the requirements to file reports pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, it has filed all reports with the Securities and Exchange Commission which it is required to file pursuant to Sections 13(a), 14 and 15(d) Securities Exchange Act of 1934 for the preceding thirty-six calendar months, and it has filed timely all reports required to be filed during the preceding twelve calendar months.

     Section 4.23 Options and Other Rights. Except as set forth on the Exception Schedule, there are no outstanding options, warrants, or rights to subscribe for, purchase, or receive shares of its common stock or any other securities convertible into common stock:

     Section 4.24 Representations True. No representation or warranty contained herein, nor any statement or certificate furnished hereunder or in connection herewith, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                ARTICLE V
                                COVENANTS

     Section 5.01 Shareholder Meetings. Except as set forth in the Exceptions Schedule, SRSI covenants and agrees that it does not need approval from its shareholders to enter into or perform under this Agreement under its Articles of Incorporation, By-Law or the law of its state of incorporation. EC shall promptly obtain the written consent to all of their shareholders to the transactions contemplated by this Agreement, and if such written consent is not obtained within ten (10) days of the date of this Agreement, then said corporation shall submit this Agreement to its shareholders for approval, as provided for in its Articles of Incorporation and Bylaws, at a special or annual meeting of shareholders (the "Shareholder Meeting") to be held on the earliest practicable date.

     Section 5.02 Preservation of Business; Access to Documents. From and after the date of this Agreement and until the Effective Date, SRSI and EC covenant and agree with each other that each corporation shall:

     (a) use its best efforts to preserve its business organization, goodwill, and business relationships intact and to retain the services of its officers and key employees;

     (b) provided the same does not violate any statute, order, decree, rule, regulation, or contract, give each other and its authorized agents full access, during normal business hours, upon reasonable notice, to all of its assets, properties, books, records, agreements, and commitments and furnish such representatives during such period with all such information concerning its affairs as the other may reasonably request; provided. however that each party and its authorized agents shall hold in confidence all documents and information thus acquired or learned concerning the parties and, if the transactions contemplated by this Agreement are not consummated, all such documents shall immediately thereafter be returned to the appropriate parties;

     (c) take all necessary corporate and any other action, and use its best efforts to obtain all consents, approvals, and agreements required to carry out the transactions contemplated in this Agreement and to satisfy, or cause to be satisfied, the conditions specified herein; and

     (d) maintain in full force and effect insurance policies providing coverages and amount of coverage as now provided.

     Section 5.03 Business in Ordinary Course. SRSI and EC further covenant and agree with each other that each of the representations and warranties set forth in Article IV will be true and correct on the Effective Date. Except as set forth on the Exceptions Schedule or as specifically authorized by this Agreement, until the Effective Date, neither SRSI nor EC shall do any of the following except with the prior written consent of the other party:

     (a) effect any general salary increase except in line with its past practices;

     (b) enter into any written employment agreement;

     (c) increase the base compensation or other benefits of any employee by more than 10%;

     (d) make any contribution to any trust or plan for the benefit of employees not required by the present terns thereof or in accordance with its past practices;

     (e) make any change in any employee benefit plan which would materially increase the cost thereof or adopt any new employee benefit plan;

     (f) issue or commit to issue any capital stock or other ownership interests.

     (g) grant or omit to grant any options, warrants, or other rights to subscribe for or purchase or otherwise acquire any shares of capital stock or other ownership interests or issue or commit to issue any securities convertible into or exchangeable for shares of its common stock or other ownership interests;

     (h) declare, set aside, or pay any dividend or distribution with respect to its common stock or other ownership interests;

     (i) directly or indirectly redeem, purchase, or otherwise acquire or commit to acquire any of its common stock or other ownership interest or directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any loan or financing agreement;

     (j) effect a split or reclassification of any capital stock or recapitalization;

     (k) change its articles of incorporation, bylaws, or other governing instruments, except to effectuate the transactions contemplated by this Agreement;

     (1) borrow or agree to borrow any funds except pursuant to existing bank lines of credit or other existing loan agreements or financing arrangements; or

     (m) waive or commit to waive any right of substantial value.

                              ARTICLE VI
                  CONDITIONS PRECEDENT TO THE MERGER

     The obligations of the parties under this Agreement are subject to the satisfaction of the following express conditions precedent at or before the Effective Date:

     Section 6.01 Compliance with Laws. All statutory requirements for the valid consummation by it of the transactions contemplated by this Agreement shall have been fulfilled.

     Section 6.02 Blue Sky Filings. All Blue Sky filings and permits or orders required to carry out the transactions contemplated by this Agreement shall have been made and received containing no term or condition reasonably unacceptable to it.

     Section 6.03 Documents. All corporate and other proceedings in connection with the transactions contemplated herein and all documents incident thereto shall be reasonably satisfactory in form and substance to it and its counsel.

     Section 6.04 Shareholder Approvals; Limit on Dissenting Shares. To the extent shareholder approval is required by any party to this Agreement, this Agreement and the transactions contemplated hereby shall have been approved by the written consent of all shareholders of the corporation, or the corporation shall have received the requisite approval and authorization of its shareholders at a duly held special or annual meeting of the corporation's shareholders. No holders of any outstanding shares of each party to this Agreement shall dissent from the Share Exchange.

     Section 6.05 Opinions of Counsel. Unless waived in writing by the parties prior to the Effective Date, each corporation shall have caused its counsel to prepare and deliver to the other an opinion, dated as of the Effective Date, in form and substance satisfactory to the other, to the effect that:

     (a) It has been duly incorporated and is a validly existing corporation in good standing under the laws of its state or country of incorporation, with full corporate power and authority to own and operate its properties and to carry on its business as presently being conducted.

     (b) It is duly qualified and licensed to transact business in each state or other jurisdiction in which it transacts business and by each governmental authority by which it is required to be licensed, except for jurisdictions in which failure to qualify would not materially and adversely affect its business, operations, or financial condition.

     (c) It has an authorized capital as set forth in Article IV hereinabove and the outstanding shares of its common stock stated as issued and outstanding have been duly and validly issued and are fully paid and nonassessable and contain no preemptive rights. To the best knowledge of such counsel, there are no outstanding options, warrants, or other rights to subscribe for, purchase, or receive shares of its common stock or securities convertible into its common stock, other than as set forth in
Article IV hereinabove.

     (d) Neither the execution and delivery of this Agreement nor compliance with the terms of this Agreement will conflict with or result in a material breach of any of the terms, conditions, or provisions of, or constitute a material default under its articles of incorporation or bylaws or any material note, indenture, mortgage, deed of trust, or other material agreement or instrument known to such counsel to which it is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree known to such counsel of any government, governmental instrumentality, agency, body, arbitration tribunal, or court, domestic or foreign, having jurisdiction over it or its properties.

     (e) This Agreement has been duly authorized and executed by it, and all corporate action by it required to authorize the Share Exchange has been taken.

     (f) Such counsel knows of no material litigation, proceeding, or governmental investigation pending or threatened against or relating to it or its properties or business.

     In rendering such opinion, counsel may rely on certificates of its officers as to matters of fact and, as to matters of law, may rely on opinions of local counsel chosen by it provided that copies of such opinions of such other counsel accompany the opinion delivered by counsel.

     Section 6.06 Certificate of President and Secretary. Each corporation shall have furnished to the other a certificate of the President or Vice President and the Secretary of the respective company, dated as of the Effective Date, to the effect that the representations and warranties of the respective company in this Agreement are true and correct at and as of the Effective Date, that no error, misstatement, or omission has been discovered or is known with respect to such representations and warranties, and that the respective company has complied with all the agreements and has satisfied all the covenants on its part to be performed at or prior to the Effective Date.

     Section 6.07 No Adverse Change. Between the date of execution of this Agreement and the Effective Date, SRSI and EC, (a) except in the ordinary course of its business, shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any of its assets, or entered into any material transaction or suffered or experienced any materially adverse change in its condition, financial or otherwise, and (b) shall not have increased its issued and outstanding shares of common stock or any other securities.

                             ARTICLE VII
            TERMINATION, FURTHER ASSURANCES, AND MISCELLANEOUS

     Section 7.01 Termination and Postponement. This Agreement and the Share Exchange contemplated hereby may be terminated, and the transactions provided for herein abandoned, at any time prior to but not after the Effective Date, as follows:

     (a) by any party to this Agreement by written notice to the other parties to this Agreement on or before July 10, 1998 in the event such party determines that the consummation of the transactions contemplated by this Agreement are not feasible or in the parties' best interests as a result of the due diligence review provided for in Section 2.07 herein.

     (b) by mutual consent of the Boards of Directors of SRSI or EC;

     (c) by the Board of Directors of SRSI or EC if any of the conditions set forth in Article VI shall not have been met by August 31, 1998; or

     (d) by the Board of Directors of SRSI or EC if the Share Exchange has not been effected by August 31, 1998, which date shall not be extended unless otherwise requested by the Board of Directors of SRSI or EC. In the event of the termination and abandonment of this Agreement and the Share Exchange contemplated hereby, this Agreement shall become void and of no effect, without any liability on the part of any party or its directors, officers, or shareholders.

     Section 7.02 Survival. All agreements, representations, and warranties made hereunder or in connection with the transactions contemplated hereby shall survive the Effective Date and remain effective in accordance with the terms hereof regardless of any investigation at any time made by or on behalf of SRSI or EC.

     Section 7.03 Expenses. In the event that this Agreement shall be terminated pursuant to Section 7.01 hereinabove, all further obligations of SRSI or EC under this Agreement shall terminate without further liability of either corporation to the other.

     Section 7.04 Assignment. This Agreement may not be assigned nor any of the performances hereunder delegated by operation of law or otherwise by any party hereto, and any purported assignment or delegation shall be void.

     Section 7.05 Headings. The article and section headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

     Section 7.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives, assigns, and transferors.

     Section 7.07 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions, or other obligations except as herein specifically provided. Any waiver, amendment, or modification hereof must be in writing. A waiver in one instance shall not be deemed to be a continuing waiver or waiver in any other instance.

     Section 7.08 Counterparts. This Agreement may be executed in counterparts and each counterpart hereof shall be deemed to be an original, but all such counterparts together shall constitute but one agreement an original, but all such counterparts together shall constitute but one agreement.

     Section 7.09 Notices. All notices, requests, instructions, or other documents to be given hereunder shall be deemed given if in writing, sent registered mail:

     to SRSI:

           Bentley Blum
           150 East 58th Street, Suite 3400
           New York, New York 10155

           and

           Stephen A. Weiss
           Greenberg Taurig
           200 Park Avenue
           New York, New York 10166
           Fax: (212) 801-6400

     to EC:

           Sumiyoshi Omure
           Tokyo Triple A Co., Ltd.
           202 Restplace, 5-24-8 Okudo
           Katsushika-ku, Tokyo, Japan

           and

           Robert J. Mottern
           Mottern, Fisher & Rosenthal, P.C.
           2300 Northlake Centre Drive
           Suite 200
           Tucker, Georgia 30084
           Fax: (770) 496-4560

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        SPECIALTY RETAIL SERVICES, INC.,
                                        a Delaware corporation

                                        \s\ Bentley Blum
                                        -----------------------------
     (SEAL)                             By: Bentley Blum, President


                                        EMISSION CONTROL, SDN BHD,
                                        a Malaysian corporation

                                        \s\ Sumiyoshi Omure
                                        -----------------------------
     (SEAL)                             By: Sumiyoshi Omure, Director

                                        ATTEST:

                                        \s\ Yukio Mizuhashi
                                        -----------------------------
                                        By: Yukio Mizuhashi, Director

                                SCHEDULE A

                      EXCEPTIONS SCHEDULE FOR SRSI:

All matters disclosed on Form 10-Ks for SRSI as of the years ended December 31, 1996 and 1997, and the quarter ended March 31, 1998, which are incorporated herein by reference.

                               SCHEDULE B

                      EXCEPTIONS SCHEDULE FOR EC:

                                 SCHEDULE C

                          INDEMNITY AGREEMENT

                          AGREEMENT OF INDEMNITY

     This Agreement made this 30th day of June, 1998 between Bentley Blum (hereinafter referred to as "Indemnitor") and Specialty Retail Services, Inc., a Delaware corporation (hereinafter referred to as "Indemnitee").

     It is hereby agreed that, in consideration of $10.00 and other valuable consideration paid by Indemnitee and received in hand by Indemnitor, Indemnitor agrees at all times after entering this contract to indemnify and hold harmless Indemnitee against all claims, suits, damages, costs, loses and expenses (including, without limitation, court costs, expenses, and attorney's fees), in any manner, whether directly or indirectly, resulting from or arising out of those claims asserted by Michelle Schrader and Gary Schrader vs. The Grayson O Group and American International Industries against the Indemnitee, currently pending in The United States District Court for the Eastern District of Pennsylvania No. 96-CV-7109.

     Indemnitor may, at his option, assume the defense of the claim (including, but not limited to, the employment of counsel, who shall be counsel satisfactory to Indemnitee, and the payment of expenses of said counsel), and shall be entitled to settle and compromise said claim in the name of the Indemnitee on such terms as the Indemnitor may negotiate, provided that the Indemnitee shall have no obligation to contribute any funds or assets to said settlement. Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereof, and such fees and expenses of such counsel shall be at the expense of the Indemnitor. Promptly after a final determination by a court of law of the amount of the claim, the Indemnitor shall pay the claim or the Indemnitee an amount in cash equal to the claim.

     This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators and assigns of the respective parties to this Agreement.

     In witness whereof, I have hereunto set my hand and affixed my seal, this 30th day of June, 1998.

                                     INDEMNITOR:

                                     \s\ Bentley Blum
                                     ---------------------------
                                     Bentley Blum


                                     INDEMNITEE:

                                     Specialty Retail Services, Inc.,
                                     a Delaware corporation

                                     \s\ Sumiyoshi Omure
                                     ----------------------------
                                     By: Sumiyoshi Omure, President

                                 SCHEDULE D

                                CALL OPTION

                          CALL OPTION AGREEMENT

     	THIS CALL OPTION AGREEMENT made this 30th day of June, 1998 (the "Effective Date"), between Specialty Retail Services, Inc. (the "Corporation"), Bentley Blum ("Blum"), The Blum Asset Trust (the "Trust"), Murray Steinfink ("Steinfink"), Hannesson Family Trust, c/o Paul Hannesson, Suzanne G. Hannesson, Jon Paul Hannesson and Krista Hannesson (collectively ("Hannesson").

     WHEREAS, Blum owns 1,055,772 shares of common stock in the Corporation, the Trust owns 1,758,548 shares of Common Stock of the Corporation, Steinfink owns 168,044 shares of common stock in the Corporation, and Hannesson owns 65,625 shares of common stock in the Corporation (collectively, the "Common Shares");

     WHEREAS, Blum, the Trust, Steinfink and Hannesson have agreed to grant the Corporation the option to purchase part or all of the Common Shares on the terms and conditions set forth herein;

     WHEREAS, the Common Shares are held by Mottern, Fisher & Rosenthal, P.C. as Escrow Agent pursuant to the Escrow Agreement of even date herewith which is attached hereto as an Exhibit.

     Now, therefore, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. Grant of Option. Blum, the Trust, Steinfink and Hannesson hereby irrevocably grant to the Corporation the right and option, hereinafter called the Option, to purchase all or any part of the Common Shares on the terms and conditions set forth herein at the following prices: (a) $2.00 per share, if exercised during the first 180 days following the Effective Date, (b) $3.00 per share, if exercised between 181 and 360 days following the Effective Date, (c) $4.00 per share, if exercised between 361 and 540 days following the Effective Date, and (d) $5.00 per share, if exercised after 540 days following the Effective Date and prior to the expiration of the Call Option.

     2. Term of Option. The Option may be exercised at any time from time to time as to any part of or all the Common Shares until a date two (2) years after the Effective Date; provided, however, that the Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares). If this Option is exercised as to less than all of the Common Shares outstanding, then the number of Common Shares of Blum, the Trust, Steinfink and Hannesson purchased by said exercise shall be that percentage of Common Shares which each originally turned over to the Escrow Agent divided by the total number of Common Shares turned over to the Escrow Agent by Blum, the Trust, Steinfink and Hannesson. The purchase price of the Common Shares as to which the Option shall be exercised shall be paid in full in cash or certified funds at the time of exercise. Blum, the Trust, Steinfink and Hannesson shall have all rights of a shareholder with respect to the Common Shares covered by the Option prior to the date of exercise of this Option with respect to such Common Shares.

     3. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Shares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Paragraph 2 hereof) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no factional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by paragraph 3 hereof.

     4 Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to Blum, the Trust, Steinfink, Hannesson and the Escrow Agent. Such notice shall state the election to exercise the Option and the number of Common Shares in respect of which it is being exercised, and shall be signed by an officer of the Corporation. Such notice shall be accompanied by payment of the full purchase price of such Common Shares, in which event the Escrow Agent shall, as soon as practicable after the notice and payment shall have been received, deliver a certificate or certificates representing such Common Shares to the Corporation and the purchase price to Blum, Steinfink, and Hannesson. Payment of such purchase price shall, in all cases, be made by certified check or wire transfer to the order of the Escrow Agent.

     In witness whereof the Corporation has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Optionholder has hereunto set his hand and seal, all on the day and year first above written.

                                     SPECIALTY RETAIL SERVICES, INC.

                                     \s\ Sumiyoshi Omure
                                     --------------------------------
                                     BY: Sumiyoshi Omure, President


                                     \s\ Bentley J. Blum
                                     ---------------------------------
                                     Bentley Blum

                                     THE BLUM ASSET TRUST

                                     By: \s\ Bentley Blum
                                     ---------------------------------
                                     Bentley J. Blum, Trustee


                                     \s\ Murray Steinfink
                                     ---------------------------------
                                     Murray Steinfink


                                     HANNESSON FAMILY TRUST

                                     By \s\ Paul Hannesson
                                     ----------------------------------
                                     Paul Hannesson, Trustee


                                     \s\ Suzanne G. Hannesson
                                     ----------------------------------
                                     Suzanne G. Hannesson


                                     \s\ Jon Hannesson
                                     ----------------------------------
                                     Jon Hannesson


                                     \s\ Krista Hannesson
                                     ----------------------------------
                                     Krista Hannesson

                            ESCROW AGREEMENT

     THIS AGREEMENT is made and entered into as of the date set forth below, by and among Specialty Retail Services, Inc., a Delaware corporation ("SRSI"), Bentley Blum ("Blum"), The Blum Asset Trust (the "Trust"), Murray Steinfink ("Steinfink"), Hannesson Family Trust, c/o Paul Hannesson, Suzanne G. Hannesson, Jon Paul Hannesson and Krista Hannesson (collectively ("Hannesson"), and Mottern, Fisher & Rosenthal, P.C. (the "Escrow Agent").

                            WITNESSETH

     WHEREAS, on or about June 26, 1998, SRSI entered into an Agreement and Plan of Share Exchange (the "Agreement") with Emission Control, SDN BHD ("EC"), a Malaysian corporation, under which SRSI agreed to purchase all of the outstanding common stock of EC;

     WHEREAS, the Effective Date under the Agreement was ___________, 1998;

     WHEREAS, pursuant to the Agreement, SRSI, Blum, the Trust, Steinfink and Hannesson entered into a Call Option Agreement, under which Blum, Steinfink and Hannesson granted SRSI the right to purchase the shares of common stock which each owned in SRSI at certain prices for a two year period after the Effective Date;

     WHEREAS, Blum, Steinfink and Hannesson have agreed to deposit said shares in escrow in order implement the Call Option Agreement, and have executed this Agreement to evidence the terms of said escrow with the Escrow Agent.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The parties hereby designate, constitute and appoint Escrow Agent as the "Escrow Agent" under this Agreement.

     2. The Escrow Agent hereby acknowledges receipt of the following shares of common stock in SRSI (the "Shares") from Blum, the Trust, Steinfink and Hannesson:

     a) From Blum: 1,055,772 shares represented by certificates nos. SR 0002 & SR 0028;

     b) From the Trust: 1,758,548 shares represented by certificate no. SR
0031;

     c) From Steinfink: 80,544 shares represented by certificate no. SR
0030;

     d) From Hannesson Family Trust: 16,407 shares represented by certificate no. SR 0003.

     e) From Suzanne Hannesson: 16,406 shares represented by certificate no. SR 0004;

     f) From Jon Paul Hannesson: 16,406 shares represented by certificate no. SR 00005;

     g) From Krista Hannesson, 16,406 shares represented by certificate no. SR 0006;

     3. The Shares are to be held by Escrow Agent in escrow and disposed of pursuant to and strictly in accordance with the terms and conditions of this Agreement. Escrow Agent shall hold the Shares in a safe place, provided that Escrow Agent shall not be obligated to obtain insurance covering the loss and/or destruction of the Shares unless the Parties so request and advance the Escrow Agent sufficient funds to pay for said insurance. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement, and no implied duties or obligations of the Escrow Agent shall be read into this Agreement. The parties agree that the Escrow Agrent may open a brokerage account for the purpose of holding the Shares, and SRSI, Blum, the Trust, Steinfink and Hannesson agree to execute all documents and supply all endorsements to enable the Escrow Agent to open said account and deposit the Shares therein.

     4. The Escrow Agent shall at all times be authorized to deliver the Shares in accordance with the terms of the Call Option Agreement or with written instructions executed by all the Parties. In the event the Escrow Agent shall receive a written claim of default under the Call Option Agreement by any of the Parties, then the Escrow Agent shall not release the Shares from escrow unless and until the Escrow Agent shall have received joint written instructions from the Parties as the proper deliver of the Shares or Escrow Agent has received direction from a court of competent jurisdiction (after expiration of any applicable appeal period) as to the proper party entitled to receipt of the Shares. Escrow Agent shall be authorized to file an action in interpleader to determine the proper party entitled to the Shares; and the defaulting party, as determined in such proceeding, shall indemnify and hold harmless the Escrow Agent from all costs and expenses, including reasonable attorney's fees associated with the proceeding. Escrow Agent may act in reliance upon any writing or instrument or signature which it in good faith believes to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited in this escrow nor as to the identity, authority or right of any persons executing the same; and its duties hereunder shall be limited to the safekeeping of the Shares and for the disposition of same in accordance with this Agreement. Escrow Agent hereby executes this Agreement for the sole and exclusive purpose of evidencing its Agreement of the provisions hereof.

     5. The Parties hereby agree to indemnify and hold the Escrow Agent harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including reasonable attorney's fees and the cost of defending any action, suit or proceeding or resisting any claim.

     6. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it and hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error in judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

     7. All reasonable out-of-pocket expenses of Escrow Agent in connection with the services rendered under this Agreement shall be paid by SRSI.

     8. Upon release and/or delivery of all Shares in accordance with the terms of the Call Option Agreement and this Agreement, this Agreement shall terminate and the parties shall be released hereunder except with respect to the indemnification obligations of SRSI in favor of the Escrow Agent.

     9. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, modification, supplement or waiver is sought and making specific reference to this Agreement.

     10. All notices required or permitted hereunder, and under any instrument delivered pursuant hereto, shall be given in writing, and shall be deemed to have been given and received upon the earlier to occur of: (a) the actual receipt of any such notice by the intended recipient; and (b) the third business day following deposit of any such notice enclosed in a wrapper with postage prepaid, properly addressed to the intended recipient at its address set forth below, as a certified item, return receipt requested, in an official depository of and under the care and custody of the United States Postal Service. The parties' address for notice shall be as follows:

If to Blum, the Trust, Steinfink or Hannesson:

     Bentley Blum
     150 East 58th Street, Suite 3400
     New York, New York 10155

     and

     Stephen A. Weiss
     Greenberg Taurig
     200 Park Avenue
     New York, New York 10166
     Fax: (212) 801-6400

     If to SRSI:

     Sumiyoshi Omure
     Tokyo Triple A Co., Ltd.
     202 Restplace, 5-24-8 Okudo
     Katsushika-ku, Tokyo, Japan

     If to Escrow Agent:

     Robert J. Mottern, Esq.
     Mottern, Fisher & Rosenthal, P.C.
     2300 Northlake Centre Drive
     Suite 200
     Tucker, Georgia 30084
     Fax: (770) 496-4560

     Any party hereto may change its address for notice set forth herein by giving the other parties at least 10 days advance written notice of such change of address.

     11. Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it, except for gross negligence or willful misconduct. The Escrow Agent shall not be bound by any notice or demand unless evidenced by a writing delivered to Escrow Agent signed by the proper party or parties.

     12. This Agreement contains the entire understanding between and among the parties hereto with respect to the subject matter hereof, and shall be binding upon and inure to the benefit of such parties, and their respective heirs, successors in interest and legal representatives.

     13. This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Georgia.

     This Agreement may be executed in counterpart. As of 6/30/98

                                     SPECIALTY RETAIL SERVICES, INC.

                                     \s\ Sumiyoshi Omure
                                     --------------------------------
                                     BY: Sumiyoshi Omure, President


                                     \s\ Bentley J. Blum
                                     ---------------------------------
                                     Bentley Blum

                                     THE BLUM ASSET TRUST

                                     By: \s\ Bentley Blum
                                     ---------------------------------
                                     Bentley J. Blum, Trustee


                                     \s\ Murray Steinfink
                                     ---------------------------------
                                     Murray Steinfink


                                     HANNESSON FAMILY TRUST

                                     By \s\ Paul Hannesson
                                     ----------------------------------
                                     Paul Hannesson, Trustee


                                     \s\ Suzanne G. Hannesson
                                     ----------------------------------
                                     Suzanne G. Hannesson


                                     \s\ Jon Hannesson
                                     ----------------------------------
                                     Jon Hannesson


                                     \s\ Krista Hannesson
                                     ----------------------------------
                                     Krista Hannesson


                                     ACCEPTED AND AGREED TO AS

                                     ESCROW AGENT:

                                     MOTTERN, FISHER & ROSENTHAL, P.C.

                                     \s\ Robert J. Mottern
                                     ----------------------------------
                                     By: Robert J. Mottern, President